SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     May 16, 2017

INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a)     The Company held its annual meeting of shareholders on May 16, 2017.

(b)     The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i)     Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

John P. Burke	53,344,931	1,973,329	3,464,251
Andrew B. Cogan	42,439,379	12,878,881	3,464,251
Carl I. Gable	51,210,404	4,107,856	3,464,251
Jay D. Gould	53,602,820	1,715,440	3,464,251
Daniel T. Hendrix	51,283,022	4,035,238	3,464,251
Christopher G. Kennedy	50,430,646	4,887,614	3,464,251
K. David Kohler	50,812,057	4,506,203	3,464,251
Erin A. Matts	54,198,371	1,119,889	3,464,251
James B. Miller, Jr.	38,644,127	16,674,133	3,464,251
Sheryl D. Palmer	53,715,059	1,603,201	3,464,251

(ii)     Approval of executive compensation:

For:	32,553,378
Against:	22,468,367
Abstain:	296,515
Non-Votes:	3,464,251

(iii)     Advisory vote on frequency of future advisory votes on executive compensation:

Every 3 years:	10,580,174
Every 2 years:	13,403
Every 1 year:	44,688,990
Abstain:	35,693
Non-Votes:	3,464,251

(iv)     Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2017:

For:	57,893,108
Against:	883,230
Abstain:	6,173
Non-Votes	0

In light of the vote on frequency of shareholder advisory votes on executive compensation, the Board of Directors has decided to include a shareholder vote on executive compensation in the Company’s proxy materials each year until the next vote on frequency of shareholder advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: May 16, 2017